REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders and Board of Trustees
Westport Funds
Westport, Connecticut

In planning and performing our audits of the financial statements of The Westport Funds (the Trust), comprising respectively, the Westport Select Cap Fund and the Westport Fund as of and for
the year ended December 31, 2011, in accordance with the
standards of the Public Company Accounting Oversight Board
(United States), we considered their internal control over financial reporting, including control activities for safeguarding securities, as a basis for designing our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, but not for the purpose of expressing an opinion on the effectiveness of the Trusts internal
control over financial reporting.   Accordingly, we express no
such opinion.
The management of the Trust is responsible for establishing and
maintaining effective internal control over financial reporting.   In
fulfilling this responsibility, estimates and judgments by
management are required to assess the expected benefits and
related costs of controls.   A companys internal control over
financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in
accordance with generally accepted accounting principles.   A
companys internal control over financial reporting includes those policies and procedures that (1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the company (2)
 provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the company are being made only in accordance with authorizations of management and
trustees of the company and (3) provide reasonable assurance regarding prevention or timely detection of unauthorized
acquisition, use or disposition of a companys assets that could have a material effect on the financial statements.
Because of inherent limitations, internal control over financial
reporting may not prevent or detect misstatements.   Also,
projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.
A deficiency in internal control over financial reporting exists when the design or operation of a control does not allow
management or employees, in the normal course of performing
their assigned functions, to prevent or detect misstatements on a
timely basis.   A material weakness is a deficiency, or
combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the companys annual or interim financial statements will not be prevented or detected on a timely basis.


Shareholders and Board of Trustees
Westport Funds
Page Two


Our consideration of the Trusts internal control over financial reporting was for the limited purpose described in the first paragraph and would not necessarily disclose all deficiencies in internal control that might be material weaknesses under standards established by the Public Company Accounting
Oversight Board (United States).   However, we noted no
deficiencies in the Trusts internal control over financial reporting and its operation, including controls for safeguarding securities, which we consider to be material weaknesses, as defined above, as of December 31, 2011.
This report is intended solely for the information and use of management, and the Board of Trustees of The Westport Funds and the Securities and Exchange Commission, and is not intended to be and should not be used by anyone other than these specified parties.



TAIT, WELLER & BAKER LLP

Philadelphia, Pennsylvania
February 24, 2012